Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

We were incorporated as Malo Holdings Corporation (“Malo”), in the State of Delaware on December 27, 2018. Prior to the Merger (as defined below), we were a “shell company” (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

On October 5, 2020, our wholly-owned subsidiary, August Acquisition Corp., a corporation formed in the State of Delaware on September 29, 2020, merged with and into Augmedix, Inc., a privately-held Delaware corporation (“Augmedix”). Pursuant to this transaction (the “Merger”), Augmedix was the surviving corporation and became our wholly-owned subsidiary, and all of the outstanding stock of Augmedix held by accredited investors were converted into shares of our common stock. All of Augmedix’s outstanding warrants, options and stock appreciation rights were assumed by us. Following the consummation of the Merger, Augmedix changed its name to “Augmedix Operating Corporation.” Immediately after completion of the Merger, we changed our name to “Augmedix, Inc.” by filing a Certificate of Amendment to our Certificate of Incorporation.

On October 5, 2020, our board of directors and all of our pre-Merger stockholders approved a restated certificate of incorporation, which was effective upon its filing with the Secretary of State of the State of Delaware on October 5, 2020. On October 5, 2020, our board of directors also adopted restated bylaws.

As a result of the Merger, we acquired the business of Augmedix and will continue the existing business operations of Augmedix as a public reporting company under the name Augmedix, Inc.

The Merger is being accounted for as a reverse-merger and recapitalization. Augmedix is the acquirer for financial reporting purposes, and Malo is the acquired company under the acquisition method of accounting in accordance with FASB ASC Topic 805, Business Combination. Consequently, the assets, liabilities and operations that will be reflected in the historical financial statements prior to the Merger will be those of Augmedix and will be recorded at the historical cost basis of Augmedix, and the consolidated financial statements after completion of the Merger will include the assets, liabilities and results of operations of Augmedix up to the day prior to the closing of the Merger and the assets, liabilities and results of operations of the combined company from and after the closing date of the Merger. The unaudited pro forma combined financial information is based on individual historical financial statements of Augmedix and Malo prepared under U.S. GAAP and is adjusted to give effect to the Merger.

Following the Merger, on October 5, 2020, we sold 8,472,186 shares of our common stock pursuant to an initial closing of a private placement offering for up to 10,000,000 shares of our common stock (plus up to an additional 1,666,667 shares of our common stock to cover over-subscriptions in the event the private placement offering is over-subscribed) at a purchase price of $3.00 per share. We may hold one or more subsequent closings at any time prior to October 30, 2020, unless otherwise extended, to sell the remaining shares in the private placement offering.

Certain fees associated with the acquisition that were incurred by Augmedix and Malo, such as fees for legal and financial services, are not reflected in these unaudited pro forma combined financial statements. The unaudited pro forma combined statements of operations eliminate any non-recurring charges directly related to the Merger that the combined entities incur upon completion of the Merger.

The unaudited pro forma combined balance sheet as of June 30, 2020 gives effect to the Merger as if it had been consummated on June 30, 2020, and includes adjustments that give effect to events that are directly attributable to the transaction and that are factually supportable. The unaudited pro forma combined statements of operations for the year ended December 31, 2019 and for the six months ended June 30, 2020 gives effect to the Merger as if it had been consummated on January 1, 2019, and include adjustments that give effect to events that are directly attributable to the transaction, are expected to have a continuing impact, and that are factually supportable. The notes to the unaudited pro forma combined financial information describe the pro forma amounts and adjustments presented below.

The unaudited pro forma combined financial information does not purport to represent what the combined company’s results of operations and comprehensive loss or financial position would actually have been had the Merger occurred on the dates described above or to project the combined company’s results of operations or financial position for any future date or period.

The unaudited pro forma combined financial information should be read together with (1) Augmedix’s audited consolidated balance sheet as of December 31, 2019 and the related consolidated statements of operations and comprehensive loss, statements of convertible preferred stock and changes in stockholders’ deficit, and statements of cash flows for the years ended December 31, 2019 and 2018 and the accompanying notes and the unaudited interim consolidated balance sheet as of June 30, 2020 and the related unaudited interim consolidated statements of operations and comprehensive loss, statements of convertible preferred stock and changes in stockholders’ deficit and the statements of cash flows for the six months ended June 30, 2020 and 2019, and (2) Malo’s audited balance sheets as of December 31, 2019 and 2018 and the related statements of operations, statements of changes in stockholders’ deficit, and statements of cash flows for the year ended December 31, 2019 and for the period from December 27, 2018 (inception) through December 31, 2018 and the accompanying notes and the related unaudited condensed interim balance sheet as of June 30, 2020 and the related unaudited condensed interim statements of operations, statement of changes in stockholders’ deficit, and statements of cash flows for the six months ended June 30, 2020 and 2019 and the accompanying notes.

Augmedix, Inc. and Malo Holdings Corporation

Unaudited Pro Forma Combined Balance Sheets

As of June 30, 2020

(in thousands)

			Pro Forma Adjustments
	Augmedix,	Malo Holdings			Private		Combined
	Inc.	Corporation	Merger		Placement		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$3,411	$2	$(50	)(a)	$22,372	(g)	$24,463
	-	-	(583	)(d)	-		-
	-	-	(689	)(e)	-		-
Restricted cash	2,000	-	-		-		2,000
Accounts receivable	2,992	-	-		-		2,992
Prepaid expenses and other current assets	555	-	-		-		555
Total current assets	8,958	2	(1,322)		22,372		30,010
Property and equipment, net	1,094	-	-		-		1,094
Deposits	173	-	-		-		173
Total assets	$10,225	$2	$(1,322)		$22,372		$31,277
Liabilities, Convertible Preferred Units and Equity (Deficit)
Current liabilities:
Notes payable, current portion	$2,894	$-	$-		$-		$2,894
Subordinated note payable, current portion	1,804	-	-		-		1,804
Accounts payable	590	-	-		-		590
Accrued expenses and other current liabilities	2,221	6	(6	)(a)	-		2,221
Note payable - stockholder	-	85	(85	)(a)	-		-
Deferred revenue	4,902	-	-		-		4,902
Customer deposits	1,053	-	-		-		1,053
Total current liabilities	13,464	91	(91)		-		13,464
Notes payable, net of current portion	2,180	-	-		-		2,180
Subordinated note payable, net of current portion	8,081	-	-		-		8,081
Preferred stock warrant liability	4,673	-	-		-		4,673
Total liabilities	28,398	91	(91)		-		28,398
Convertible preferred stock	54,283	-	(54,283	)(b)	-		-
Stockholders' Equity (Deficit):
Common stock	-	-	1	(b)	1	(g)	3
	-	-	1	(c)	-		-
Additional paid-in capital	3,568	-	54,282	(b)	22,371	(g)	79,589
	-	-	(1	)(c)	-		-
	-	-	(583	)(d)	-		-
	-	-	(48	)(f)	-		-
Accumulated deficit	(75,971)	(89)	41	(a)	-		(76,660)
	-	-	(689	)(e)	-		-
	-	-	48	(f)	-		-
Accumulated other comprehensive loss	(53)	-	-		-		(53)
Total equity (deficit)	(72,456)	(89)	53,052		22,372		2,879
Total liabilities, convertible preferred units and equity (deficit)	$10,225	$2	$(1,322)		$22,372		$31,277

Augmedix, Inc. and Malo Holdings Corporation

Unaudited Pro Forma Combined Statements of Operations

For the Six Months Ended June 30, 2020

(in thousands except share and per share information)

	Augmedix,	Malo Holdings	Pro forma		Combined
	Inc.	Corporation	Adjustments		Pro Forma
Revenues	$7,695	$-	$-		$7,695
Cost of revenues	4,785	-	-		4,785
Gross profit	2,910	-	-		2,910
Operating expenses:
General and administrative	5,144	18	(26	)(h)	5,136
Sales and marketing	2,058	-	-		2,058
Research and development	2,476	-	-		2,476
Total operating expenses	9,678	18	(26)		9,670
Loss from operations	(6,768)	(18)	26		(6,760)
Other Income (expense):
Interest expense	(796)	(2)	2	(i)	(796)
Interest income	3	-	-		3
Other income (expense)	(136)	-	-		(136)
Total other income (expense)	(929)	(2)	2		(929)
Net loss	$(7,697)	$(20)	$28		$(7,689)
Net loss per common share, basic and diluted	$(3.88)	$-			$(0.30)
Weighted-average common shares outstanding, basic and diluted	1,984,758	5,000,000			26,035,186

Augmedix, Inc. and Malo Holdings Corporation

Unaudited Pro Forma Combined Statements of Operations

For the Year Ended December 31, 2019

(in thousands except share and per share information)

	Augmedix,	Malo Holdings	Pro forma		Combined
	Inc.	Corporation	Adjustments		Pro Forma
Revenues	$14,107	$-	$-		$14,107
Cost of revenues	9,428	-	-		9,428
Gross profit	4,679	-	-		4,679
Operating expenses:
General and administrative	10,862	31	-		10,893
Sales and marketing	3,583	-	-		3,583
Research and development	6,977	-	-		6,977
Total operating expenses	21,422	31	-		21,453
Loss from operations	(16,743)	(31)	-		(16,774)
Other Income (expense):
Interest expense	(2,812)	(3)	3	(i)	(2,812)
Interest income	6	-	-		6
Other income (expense)	1,051	-	-		1,051
Total other income (expense)	(1,755)	(3)	3		(1,755)
Net loss	$(18,498)	$(34)	$3		$(18,529)
Net loss per common share, basic and diluted	$(9.36)	$(0.01)			$(0.71)
Weighted-average common shares outstanding, basic and diluted	1,975,911	5,000,000			25,919,824

Augmedix, Inc. and Malo Holdings Corporation

Notes to Unaudited Pro Forma Financial Statements

(in thousands except share and per share information)

Merger Pro Forma Adjustments

(a)	To record $50 repayment of the Note Payable to the Stockholder of Malo immediately prior to the Merger. The remainder of the Note Payable of $35 and accrued interest thereon of $6 was forgiven.

(b)	To record the conversion of the convertible preferred stock of Augmedix into common stock followed by the exchange of such shares for shares of common stock of the new Merged entity, Augmedix, Inc., with a par value of $0.0001 per share.

(c)	To record the exchange of the common stock of Augmedix for shares of common stock of the new Merged entity, Augmedix, Inc., with a par value of $0.0001 per share.

(d)	To record cash payment to unaccredited investors of Augmedix in lieu of exchanging of common stock for common stock of the new Merged entity, Augmedix, Inc.

(e)	To record payment of Merger-related transaction costs.

(f)	To eliminate the historical accumulated deficit of Malo after considering the debt forgiveness discussed in note (a) upon consummation of the Merger.

(g)	In October 2020, Augmedix, Inc. completed a Private Placement Offering (“PPO”) and issued 8,472,186 shares of common stock, with a par value of $0.0001 per share, at an offering price of $3.00 per share. The proceeds, net of placement agent and other offering expenses estimated at $3,045, are $22,372.

(h)	Reflects adjustment for transaction costs recorded in historical period that will not have a continuing impact on the pro forma statements of operations.

(i)	The unaudited pro forma statements of operations for the six months ended June 30, 2020 and the year ended December 31, 2019 reflects an adjustment for the reduction in interest expense of $2 and $3, respectively, to reflect the repayment of the stockholder note payable of Malo as if the repayment occurred on January 1, 2019.